Exhibit 10.9

THE 2016 SHARE AWARD PLAN

OF

SABAN CAPITAL ACQUISITION CORP.

Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), has adopted the 2016 Share Award Plan of Saban Capital Acquisition Corp. (the “Plan”), effective as of August 19, 2016, for the benefit of its eligible employees, consultants, and directors.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for Independent Directors, Employees, and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company through the ownership of Company shares by them.

(2) To enable the Company to obtain and retain the services of Independent Directors, Employees, and Consultants considered essential to the long range success of the Company by offering them an opportunity to own shares in the Company which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1 “Award” shall mean an award of Class F Shares under the Plan (an “Award”).

1.2 “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Board shall determine, consistent with the Plan.

1.3 “Board” shall mean the Board of Directors of the Company.

1.4 “Cause” shall have the meaning set forth in the separate employment agreement, Award Agreement, or other instrument with respect to a Holder or, in the absence thereof, shall mean the Holder’s (a) continued failure to substantially perform the Holder’s duties, (b) failure to follow the lawful directions of the Board, of the Company, or of any subsidiary or affiliate by which the Executive is then employed, either directly or indirectly through its Chairman, (c) commission of material, willful acts of dishonesty, theft, fraud or similar malfeasance resulting or intending to result in personal gain or enrichment at the expense of the Company or any of its subsidiaries or affiliates, (d) commission of a felony, (e) commission of, or indictment for, any crime or other activity involving dishonesty or moral turpitude, (f)

commission or indictment of any act of fraud, misappropriation or similar malfeasance, (g) violation of any written policy of the Company or any of its subsidiaries or affiliates, including, but not limited to, the Company’s employment manuals, rules and regulations which materially and adversely affects the Company or could reasonably be expected to materially and adversely affect the Company, (h) conduct not conforming to standards of good moral character, or which is potentially detrimental to the Company’s business, reputation, character or standing, (i) engaging in any act that is intended, or may reasonably be expected to materially harm the reputation, business or operations of the Company or any member of its Board, or (j) other material breach of the Award Agreement or any other agreement between the Holder and the Company, including, but not limited to, any services agreement (written or oral) and any non-competition and confidentiality agreement.

1.5 “Covenant Breach” shall occur if the Holder materially breaches any restrictive covenants to which such Holder is subject with respect to the Company (including, if applicable, breaches non-competition and non-solicitation restrictions).

1.6 “Code” shall mean the Internal Revenue Code of 1986.

1.7 “Class F Shares” shall mean the Class F shares in the share capital of the Company.

1.8 “Company” shall have the meaning set forth in the Recitals above.

1.9 “Consultant” shall mean any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

1.10 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.11 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.12 “Fair Market Value” of a share of Class F Shares as of a given date shall be the fair market value of one Class F Share as established by the Board acting in good faith.

1.13 “Holder” shall mean an Employee, Consultant, or Independent Director granted an Award under the Plan.

1.14 “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.15 “Initial Business Combination” shall mean the consummation by the Company of the first merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses consummated by the Company.

1.16 “Plan” shall have the meaning set forth in the Recitals above.

1.17 “Subsidiary” shall mean any corporation or other entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain then owns equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity securities in one of the other entities in such chain.

1.18 “Termination Of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.19 “Termination Of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be an Independent Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.20 “Termination Of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment was without Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares subject to Awards shall be Class F Shares.

(b) Subject to adjustment as provided in Section 6.3, the aggregate number of shares of the Company’s Class F Shares which may be issued under the Plan shall be 150,000 (the “Aggregate Limit”).

(c) If Class F Shares are surrendered by the Holder or repurchased by the Company pursuant to last sentence of Section 4.2, such Class F Shares may again be awarded hereunder, subject to the limitations of Section 2.1(b).

ARTICLE III.

GRANTING OF AWARDS

3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2 Consideration. In consideration of the granting of an Award under the Plan, in the sole and absolute discretion of the Board, the Holder shall agree, in the Award Agreement, to pay the Company such purchase price for the Class F Share set forth in the Award Agreement.

3.3 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as an Independent Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.

ARTICLE IV.

GRANTING OF SHARES TO EMPLOYEES, CONSULTANTS AND INDEPENDENT DIRECTORS

4.1 Rights as Shareholders. Except as otherwise provided in the Plan, upon registration of the Holder in the register of members of the Company as the registered holder of the Class F Shares issued pursuant to an Award Agreement, the Holder shall have all the rights of a shareholder with respect to said shares, subject to the memorandum and articles of association of the Company. No shares issued under this Plan may be sold or encumbered until after the Initial Business Combination.

4.2 Repurchase of Class F Shares.

(a) Unless otherwise provided in an Award Agreement, all Class F Shares issued pursuant to the Plan shall be subject to repurchase by the Company, at the Company’s option, at Fair Market Value on the Termination of Employment, the Termination of Directorship, or the Termination of Consultancy, as the case may be, by the Holder on or before the date of the Initial Business Combination. If (i) the Termination of Employment, the Termination of Directorship, or the Termination of Consultancy, as the case may be, of such Holder occurs for Cause, (ii) such Holder resigns for any reason on or before the date of the Initial Business Combination, or (ii) there is a Covenant Breach by such Holder, the price paid for the Class F Shares held by such Holder at the time of such Termination or Covenant Breach, as applicable, shall be the lesser of cost of such Class F Shares or Fair Market Value. The Company shall give the Holder notice of its intention to exercise its right of repurchase within 60 days of such termination or Covenant Breach, as applicable, and the closing of such repurchases (including delivery of the Class F Shares by the Holder to the Company and the purchase price by the Company to the Holder) shall occur within 90 days of the Covenant Breach, Termination of Employment, the Termination of Directorship, or the Termination of Consultancy, as the case may be, or if later, on the first day of the sixth month following issuance of the Class F Shares to the applicable Holder.

(b) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Board shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that any proceeds, gains or other economic benefit actually or constructively received by the Holder as a result of Holding of the Award, or upon the receipt or resale of any Class F Shares underlying the Award, must be paid to the Company, in each case, in excess of the cost of the Award if a Covenant Breach occurs by the Holder at any time or the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for Cause (as defined herein).

(c) In connection with any such repurchase and sale, the Holder of such Class F Shares shall be required to make customary representations and warranties to the Company, including as to the Holder’s authority to sell, the enforceability of agreements against such Holder, the ability to transfer the Class F Shares free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Plan and pursuant to applicable U.S. federal, state and foreign securities laws), the Holder being the record and beneficial owner of such Class F Shares and the Holder having obtained or made all necessary consents, approvals, filings and notices from governmental entities or third parties to consummate the sale.

(d) The consideration for such repurchase shall be paid in cash, provided, that in the event any credit agreement or other indebtedness of the Company or its Subsidiaries restricts such cash payment, the Company may pay such price in the form of a promissory note, subordinated to all indebtedness of the Company, having such terms as determined in good faith by the Board.

4.3 Legend. In order to enforce any restrictions imposed upon the Class F Shares, the Board may cause a legend or legends to be placed on any certificates of shares issued by the Company under the Plan, if any, which legend or legends shall make appropriate reference to the conditions imposed thereby.

4.4 Section 83(b) Election. Each Holder shall be required to make a timely election under Section 83(b) of the Code, or any successor section thereto, with respect to any Award made under the Plan unless otherwise provided in the Award Agreement and shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE V.

ADMINISTRATION

5.1 In General. The Board (or a committee or a subcommittee of the Board designated by the Board) shall administer and make all determinations with respect to the Plan.

5.2 Duties and Powers of the Board. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend the Plan and any Award Agreement, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder.

5.3 Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee hereby reserves the right to amend the Plan and any Award Agreement without the consent of the Holder of the Award if the Board determines, in its sole and absolute discretion, that such amendment is necessary or appropriate in order to avoid the imposition of adverse tax consequences under Section 409A of the Code on either the Holder of the Award or the Company, provided that any such amendment shall preserve, in all material aspects, the economic benefits of any such Award from the Holder’s point of view, provided further that such amendment is not intended to provide the Holder a gross-up payment for such taxes or interest.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

6.1 Not Transferable. Until the Initial Business Combination has occurred, no Class F Shares issued pursuant to the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Board and to the extent permitted by applicable law, pursuant to a DRO; provided that a Holder may be subject to other restrictions imposed by the Company or agreed with the other shareholders of the Company on transfer or alienation of the Class F Shares acquired pursuant to the Plan. Class F Shares acquired pursuant to the Plan shall not be subject to the debts, contracts or engagements of the Holder or his successors in interest nor shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy).

6.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 6.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

6.3 Changes in Class F Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 6.3(c), in the event that the Board determines that any dividend or other distribution (whether in the form of cash, share, other securities or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Class F Shares or other securities of the Company, issuance of warrants or other rights to purchase Class F Shares or other securities of the Company, or other similar corporate transaction or event, in the Board’s sole discretion, affects the Class F Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Class F Shares (or other securities or property) with respect to which Awards may be granted or awarded;

(ii) the number and kind of shares of Class F Shares (or other securities or property) subject to outstanding Awards; and

(iii) the price with respect to any Award.

(b) The Board may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(c) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase share or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Class F Shares or the rights thereof or which are convertible into or exchangeable for

Class F Shares, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.4 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award.

6.5 Effect of Plan Upon Other Agreements. The adoption of the Plan shall not affect any written employment agreements or other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Independent Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares, or assets of any corporation, partnership, limited liability company, firm or association.

6.6 Compliance With Laws. The Plan, and the issuance and delivery of Class F Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.7 Captions. Captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

6.8 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without giving effect to its rules of conflicts of laws.